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Exhibit 5.1
                     VARNUM, RIDDERING, SCHMIDT & HOWLETTLLP
                         A T T O R N E Y S  A T  L A W

                                BRIDGEWATER PLACE

             POST OFFICE BOX 352 - GRAND RAPIDS, MICHIGAN 49501-0352
                    TELEPHONE 616/336-6000 - FAX 616/336-7000

                                  May 5, 2000



Herman Miller, Inc.
855 East Main Avenue
P.O. Box 302
Zeeland, MI 49464-0302

         Re:      Herman Miller, Inc. Registration Statement on Form S-3

Ladies and Gentlemen:

         We have acted as counsel to Herman Miller, Inc., a Michigan corporation (the "Company"), in connection with the Registration Statement on Form S-3 (the "Registration Statement") filed by the Company with the Securities and Exchange Commission (the "Commission") on May 5, 2000, under the Securities Act of 1933, as amended (the "Act"). The Registration Statement relates to the issuance and sale from time to time, pursuant to Rule 415 of the General Rules and Regulations promulgated under the Act, of the debt securities (the "Debt Securities") of the Company, with an aggregate public offering price up to $300,000,000. The Debt Securities will be unsecured and may be issued in one or more series to be issued under the indenture related to the Debt Securities (the "Indenture"), proposed to be entered into between the Company and the trustee to be named in the Registration Statement (the "Trustee").

         This opinion is being delivered in accordance with the requirements of
Item 601(b)(5) of Regulation S-K under the Act.

         In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement relating to the Debt Securities; (ii) the form of Indenture; (iii) the Restated Articles of Incorporation of the Company, as amended to the date hereof (the "Articles of Incorporation"); (iv) the Bylaws of the Company, as currently in effect (the "Bylaws); and (v) certain resolutions adopted to date by the Board of Directors of the Company (the "Board of Directors") related to the registration of the Debt Securities. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such other documents, certificates and records as we deemed necessary or appropriate as the basis for the opinions set forth herein.

         In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed,

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Herman Miller, Inc.
May 5, 2000
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photostatic or facsimile copies and the authenticity of all originals of such latter documents. In making our examination of the executed documents or documents to be executed, we have assumed that the parties thereto, other than the Company, had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and that such documents constitute or will constitute valid and binding obligations of the parties. We have assumed that the Indenture will be duly authorized, executed and delivered by the applicable Trustee and that the Debt Securities that may be issued will be manually signed by a duly authorized officer of the Trustee. In addition, we have assumed that the terms of the Debt Securities will have been established so as not to violate, conflict with or constitute a default under (i) any agreement or instrument to which the Company or its properties is subject; (ii) any law, rule or regulation to which the Company is subject (except that we do not make the assumption set forth in this clause (ii) with respect to those laws, rules and regulations of the states of New York and Michigan and of the United States of America, in each case, that in our experience, are normally applicable to transactions of the type contemplated, but without our having undertaken any special investigation with respect to other laws, rules, or regulations); (iii) any judicial or regulatory order or decree of any governmental authority; or (iv) any consent, approval, license, authorization, or validation of, or filing, recording or registration with any governmental authority. We have also assumed that the choice of New York law in the Indenture is legal and valid under the laws of other applicable jurisdictions. As to any facts material to the opinions expressed herein which were not independently established or verified, we have relied upon oral or written statements and representations of officers and other representatives of the Company and others.

         We do not express any opinion as to the laws of any other jurisdiction other than the laws of the United States of America and the states of New York and Michigan to the extent referred to specifically herein.

         Based on and subject to the foregoing and to the other qualifications and limitations set forth herein, we are of the opinion that:

         With respect to any series of Debt Securities (the "Offered Debt Securities"), when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has been declared effective under the Act and the Indenture has been qualified under the Trust Indenture Act of 1939, as amended; (ii) an appropriate prospectus supplement or term sheet with respect to the Offered Debt Securities has been prepared, delivered and filed in compliance with the Act and the applicable rules and regulations thereunder;
(iii) if the Offered Debt Securities are to be sold pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Offered Debt Securities has been duly authorized, executed and delivered by the Company and the other parties thereto; (iv) the Board of Directors, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance and terms of the Offered Debt Securities and related matters; (v) the terms of the Offered Debt Securities and of their issuance and sale have been duly established in conformity with the applicable Indenture so as not to violate any applicable

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Herman Miller, Inc.
May 5, 2000
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law, the Articles of Incorporation or Bylaws of the Company or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (vi) the Offered Debt Securities have been duly executed and authenticated in accordance with the provisions of the applicable Indenture and duly delivered to the purchasers thereof upon payment of any agreed upon consideration therefor, the Offered Debt Securities, when issued and sold in accordance with the applicable Indenture and the applicable underwriting agreement, if any, or any duly authorized, executed and delivered valid and binding purchase or agency agreement, will be valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except to the extent that enforcement thereof may be limited by (a) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity), (c) public policy considerations which may limit the rights of parties to further remedies, and (d) governmental authority to limit, delay or prohibit the making of any payments outside the United States or in foreign currencies, currency units or composite currencies.

         We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also hereby consent to the use of our name under the heading "Legal Matters" in the prospectus, which forms a part of the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under
Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder. This opinion is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent change in the facts stated or assumed herein or any subsequent changes in applicable law.

                                                       Sincerely,

                                   /s/ VARNUM, RIDDERING, SCHMIDT & HOWLETT LLP